UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2010

CHINA SHUANGJI CEMENT LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52440	95-3542340
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

221 Linglong Road, Zhaoyuan City, Shandong Province People’s Republic of China, 265400
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 535-8213217

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2010, the board of directors of China Shuangji Cement Ltd. (the “Company”) ratified the appointment on September 27, 2010 of Mr. Kaiye He to serve as interim chief financial officer while the Company identifies and selects a new chief financial officer to fill the vacancy created by Michelle Zhu’s resignation.

Mr. He, age 48, previously served from January 2005 to September 2010 as certified public accountant (“CPA”) & Partner of Beijing Anze Certified Public Accountants, which offers auditing and taxation services. From September 1999 to December 2004 he served as China Investment Manager at Nortel Networks (China) Ltd., where he developed and analyzed Nortel's investment and localization programs in the PRC. Mr. He also served as CPA & Senior Manager at Zhongxin Certified Public Accountants from May 1996 to August, 1999 and as a Senior Consultant at China International Economic Consultants Corp. from December 1992 to April 1996, where he provided marketing and investment consulting for domestic and international investors. Mr. He holds both a Bachelor's in Science and a Master's in Economics from Nankai University in China and is a Certified Public Accountant in China.

Item 8.01. Other Events

On September 27, 2010, the Company issued a press release annexed hereto as Exhibit 99.1 hereto.

The information in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated September 27, 2010, issued by China Shuangji Cement Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2010 CHINA SHUANGJI CEMENT LTD.

By:	/s/ Wenji Song
Wenji Song
Chairman and President